Presentation Title

FORWARD LOOKING STATEMENTS Certain statements made in this presentation may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and regulatory developments or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise. 2

2019 ANALYST & INVESTOR DAY Agenda 8:15 am Registration & Breakfast Paul Reilly 9:00 – 9:30 am Welcome & General Overview Chairman & CEO, Raymond James Financial Scott Curtis 9:30 –10:00 am Private Client Group President, Private Client Group John Carson 10:00 – 10:20 am Fixed Income / Public Finance President, Raymond James Financial Vin Campagnoli 10:20 – 11:30 am Technology Platform Demonstrations Chief Information Officer, Raymond James Financial Steve Raney 11:30 am – 12:00 pm Raymond James Bank President & CEO, Raymond James Bank Jeff Julien 12:00 – 12:30 pm Financial Review & Closing CFO, Raymond James Financial 12:30 –1:30 pm Lunch 3

WELCOME & GENERAL OVERVIEW Paul Reilly Chairman & CEO, Raymond James Financial 4

OVERVIEW OF RAYMOND JAMES FINANCIAL NET REVENUES* FISCAL 2018 $ MILLIONS KEY FACTS (as of March 31, 2019) • Headquartered in St. Petersburg, FL • Founded in 1962; public in 1983 • Approximately 7,900 financial advisors • $796 billion of AUA • RJF shareholders’ equity of $6.4 billion • Market capitalization of approximately $11.3 billion Total Net Revenues $7.3 billion *Pie chart above does not include intersegment eliminations or the Other segment 5

INTEGRITY CLIENT FIRST INDEPENDENCE CONSERVATISM 6

RAYMOND JAMES FINANCIAL RJF 7

FINANCIAL PRIORITIES Attractive Long-Term Growth Return on Equity 8

LONG-TERM GROWTH 125 CONSECUTIVE PROFITABLE QUARTERS Earnings Per Share(Basic) EarningsPer Trailing 10 Years 9

LONG-TERM GROWTH RJF STOCK PRICE VS. SECTOR YEAR-TO-DATE 2019* 12.1% 11.0% 9.8% Percent Change Percent RJF S&P 500 DJ US Financials Index * Performance from December 31, 2018 to May 31, 2019. 10

LONG-TERM GROWTH RJF STOCK PRICE VS. SECTOR 3-YEAR CHANGE* 47.3% 34.0% 31.2% Percent Change Percent RJF S&P 500 DJ US Financials Index * Performance from May 31, 2016 to May 31, 2019. 11

LONG-TERM GROWTH RJF STOCK PRICE VS. SECTOR 5-YEAR CHANGE* 70.6% 43.1% 45.5% Percent Change Percent RJF S&P 500 DJ US Financials Index * Performance from May 30, 2014 to May 31, 2019. 12

LONG-TERM GROWTH RJF STOCK PRICE VS. SECTOR 10-YEAR CHANGE* 419.4% 199.4% 171.6% Percent Change Percent RJF S&P 500 DJ US Financials Index * Performance from May 29, 2009 to May 31, 2019. 13

LONG-TERM GROWTH NUMBER OF FINANCIAL ADVISORS 4.7% 5-YR CAGR 7,813 7,862* 7,146 7,346 6,596 6,197 6,265 FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FYTD 19 Employees Independent Contractors Annual -0.2% 1.1% 5.3% 8.3% 2.8% 6.4% Growth *FYTD 19 as of March 31, 2019 14 5-year CAGR for period FY 2013 – FY 2018

LONG-TERM GROWTH TOTAL PCG CLIENT ASSETS UNDER ADMINISTRATION 1-YEAR CHANGE* Raymond James 9.4% Peer Group Median 5.6% Note: Based on publicly available information and RJF estimates and analysis. Peer Group Median includes: Ameriprise, Bank of America/Merrill 15 Lynch, Charles Schwab, LPL Financial, Morgan Stanley, Stifel Financial and Wells Fargo * Growth calculated from data reported as of March 31, 2018 and March 31, 2019

LONG-TERM GROWTH TOTAL PCG CLIENT ASSETS UNDER ADMINISTRATION 3-YEAR CHANGE* Raymond James 56.5% Peer Group Median 29.3% Note: Based on publicly available information and RJF estimates and analysis. Peer Group Median includes: Ameriprise, Bank of America/Merrill 16 Lynch, Charles Schwab, LPL Financial, Morgan Stanley, Stifel Financial and Wells Fargo * Growth calculated from data reported as of March 31, 2016 and March 31, 2019

LONG-TERM GROWTH TOTAL PCG CLIENT ASSETS UNDER ADMINISTRATION 5-YEAR CHANGE* Raymond James 75.1% Peer Group Median 40.6% Note: Based on publicly available information and RJF estimates and analysis. Peer Group Median includes: Ameriprise, Bank of America/Merrill 17 Lynch, Charles Schwab, LPL Financial, Morgan Stanley, Stifel Financial and Wells Fargo * Growth calculated from data reported as of March 31, 2014 and March 31, 2019

LONG-TERM GROWTH TOTAL PCG CLIENT ASSETS UNDER ADMINISTRATION 10-YEAR CHANGE* Raymond James 390.3% Peer Group Median 210.6% Note: Based on publicly available information and RJF estimates and analysis. Peer Group Median includes: Ameriprise, Bank of America/Merrill 18 Lynch, Charles Schwab, LPL Financial, Morgan Stanley and Stifel Financial. Wells Fargo 10-year asset data not found. * Growth calculated from data reported as of March 31, 2009 and March 31, 2019

ATTRACTIVE RETURN ON EQUITY ANNUAL RETURN ON EQUITY 16.7% 16.0% 16.2% 14.5% 14.4% 12.0% 12.3% 12.1% 11.5% 12.2% 11.3% 10.6% FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FYTD 19 Annualized Adjusted-ROE* ROE *Adjusted return on equity is a non-GAAP financial measure. Please see the schedule of our non-GAAP information in the Appendix to this 19 presentation for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for other important disclosures. There were no non-GAAP adjustments in FY 2014 and FY 2015.

ATTRACTIVE RETURN ON EQUITY ADJUSTED RETURN ON EQUITY VS. ADJUSTED RETURN ON TANGIBLE EQUITY 1.8% 18.5% 16.7% Q2 FY 2019 Portion Q2 FY 2019 Annualized Annualized Attributable to Adjusted Return on Adjusted Return Goodwill and Tangible Equity* on Equity* Intangible Assets * Annualized Adjusted Return on Equity and Annualized Adjusted Return on Tangible Equity are non-GAAP financial measures. Please see the 20 schedule of our non-GAAP information in the Appendix to this presentation for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for other important disclosures.

REMAINING OPPORTUNISTIC Morgan Keegan 2009 Recruiting Share Buybacks Acquisition Success 21

ACQUISITIONS 22

LOOKING AHEAD 23

GROWTH INITIATIVES: PRIVATE CLIENT GROUP Geographic New Advisor Advisor Advisor Support Expansion Training Recruitment 24

GROWTH INITIATIVES: PRIVATE CLIENT GROUP Cash Platform Everyday Savings Spending & Strategic 25

GROWTH INITIATIVES: CAPITAL MARKETS Expanding M&A New Market Strengthening Client Platform Expansion Relationships 26

GROWTH INITIATIVES: ASSET MANAGEMENT Increase Fee-Based Expand and Deepen Account Utilization Product Offering 27

GROWTH INITIATIVES: RAYMOND JAMES BANK Expand Solutions for PCG Maintain Strong Clients Conservative Principles 28

INVESTING IN INFRASTRUCTURE 29

INVESTING IN TECHNOLOGY RJ CRM Advisor Mobile Product Catalog Client Reporting 30

RESPONSE TO REGULATION State Fiduciary Rules 31

SUCCESSION PLANNING 32

INTEGRITY CLIENT FIRST INDEPENDENCE CONSERVATISM 33

Q&A Paul Reilly Chairman & CEO, Raymond James Financial 34

PRIVATE CLIENT GROUP Scott Curtis President, Private Client Group 35

PRIVATE CLIENT GROUP ~7,900 Financial advisors ~3 million Client accounts $760 billion PCG client assets under administration As of March 31, 2019 36

ADVISOR CHOICE 37

PRIVATE CLIENT GROUP Client Assets Rank Firm FAs ($ billions) 1 Bank of America / Merrill Lynch $2,837 17,534 2 Morgan Stanley 2,476 15,708 3 Wells Fargo & Co. 1,800 13,828 4 UBS Americas 1,298 6,790 5 Edward Jones & Co. 1,208 17,894 6 RAYMOND JAMES* 760 7,862 7 LPL Financial 684 16,189 8 Ameriprise 588 9,979 *Only includes AUA for PCG; RJF client assets and FA count are as of March 31, 2019; 38 Note: Data from various dates based on availability. The definitions for client assets and FAs may be inconsistent across companies; rankings exclude RIA custodians but include independent B/Ds. Sources: Various company reports, company presentations, news releases, estimates.

FINANCIAL ADVISOR GROWTH NUMBER OF ADVISORS 4.7% 5-YR CAGR 7,813 7,862* 7,146 7,346 6,596 6,197 6,265 FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FYTD 19 Employees Independent Contractors Annual -0.2% 1.1% 5.3% 8.3% 2.8% 6.4% Growth *FYTD 19 as of March 31, 2019 39 5-year CAGR for period FY 2013 – FY 2018

COMPETITIVE LANDSCAPE PRIVATE CLIENT GROUP FINANCIAL ADVISOR GROWTH MARCH 31, 2018 TO MARCH 31, 2019 3.4% 2.0% 1.0% 1.0% 0.8% 0.2% -4.0% Raymond James Stifel (SF) Ameriprise (AMP) Bank of America LPL (LPLA) Morgan Stanley Wells Fargo (WFC) (RJF) Merrill Lynch (MS) (BAC) Note: Based on publicly available information and RJF estimates and analysis. 40

CLIENT ASSETS UNDER ADMINISTRATION ASSETS UNDER ADMINISTRATION ($ BILLIONS) 13.4% 5-YR CAGR 756 760 * 659 574 451 453 403 50% 49% 45% 40% 40% 35% 37% % Fee-based assets FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FYTD 19 *FYTD 19 as of March 31, 2019 41 5-year CAGR for period FY 2013 – FY 2018

COMPETITIVE LANDSCAPE TOTAL PCG CLIENT ASSETS UNDER ADMINISTRATION GROWTH MARCH 31, 2018 TO MARCH 31, 2019 9.4% 9.2% 8.5% 5.7% 5.6% 4.4% 4.1% -2.0% Raymond Stifel (SF) Schwab (SCHW) Ameriprise LPL (LPLA) Morgan Stanley Bank of America Wells Fargo James (RJF) (AMP) (MS) Merrill Lynch (WFC) (BAC) Note: Based on publicly available information and RJF estimates and analysis. 42

COMPETITIVE LANDSCAPE FEE-BASED PCG CLIENT ASSETS UNDER ADMINISTRATION GROWTH MARCH 31, 2018 TO MARCH 31, 2019 16.4% 11.8% 11.1% 10.0% 8.9% 5.5% 3.8% 1.3% Raymond Stifel (SF) Ameriprise LPL (LPLA) Schwab (SCHW) Morgan Stanley Bank of America Wells Fargo James (RJF) (AMP) (MS) Merrill Lynch (WFC) (BAC) Note: Based on publicly available information and RJF estimates and analysis. 43

PRIVATE CLIENT GROUP NET REVENUES PRE-TAX INCOME ($ MILLIONS) ($ MILLIONS) 11.8% 20.2% 5-Year 5-Year CAGR CAGR 5,254* 592* 5,093 576 4,422 3,508 3,616 ANNUALIZED 3,280 373 342 341 2,919 330 230 296 2,627 FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FYTD 19 FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FYTD 19 FY 2013 results were adversely impacted by acquisition-related expenses and certain other expenses that were not included in the “Other” segment prior to platform consolidation in Feb. 2013. FY 2017 Pre-Tax Income was negatively impacted by the Jay Peak settlement. Charts not to scale; 5-year CAGR 44 for period FY 2013 – FY 2018 * First two quarters of fiscal 2019, annualized

PRIVATE CLIENT GROUP REVENUE MIX NET REVENUES (QUARTER ENDED MARCH 31, 2019) Account & All Other, 1% Service Fees, 18% Asset Management & Related Admin Net Interest Fees, 50% Income, 4% Investment Banking, 1% RECURRING REVENUE* Brokerage, 27% Pie chart may not total 100% due to rounding 45 * 83% of PCG’s net revenues was recurring for the quarter ended March 31, 2019; recurring revenue includes asset management and related administrative fees, asset-based brokerage revenues, interest income, and RJBDP fees

PRIVATE CLIENT GROUP BROKERAGE REVENUES BROKERAGE REVENUES FYTD 2Q19 ($ MILLIONS) Mutual fund and other fund products ~30% ~70% $302 Insurance and annuity products ~40% ~60% $203 48% Equities, ETFs, and fixed income products 100% $197 Transactional Asset-Based * FYTD ended March 31, 2019. 46

MARKET SHARE OPPORTUNITY This state view excludes Alaska and Hawaii, which have 5.0% and 7.8% market share, respectively. Data is as of December 2018. 47

MARKET SHARE OPPORTUNITY CA: 1.9% FL: 7.6% NY: 2.6% TX: 6.6% IL: 4.5% NJ: 3.1% RJ AUA Total AUA Data as of Dec 31, 2018 48

CLIENT SATISFACTION CLIENT SATISFACTION - NET PROMOTER SCORE Top NPS Performing Brands Examples* 80 • Apple 89 • Starbucks 77 70 • Netflix 64 • Southwest 62 60 • Amazon 61 50 “excellent” 40 30 20 10 0 Raymond James Client Raymond James Client >$1MM Financial Services Average Source: 2019 Client Satisfaction Surveys; Promoters rank satisfaction 9 or 10 on a scale of 1-10; detractors are 6 or lower. Net promoters are 49 promoters minus detractors. *NPS® Benchmarks

ADVISOR SATISFACTION ADVISOR SATISFACTION - NET PROMOTER SCORE 60 50 “excellent” 40 30 20 10 0 Raymond Raymond Competitor Competitor Competitor Competitor Competitor Competitor -10 James New James -20 Advisor Tenured Advisor -30 -40 Source: RJ 2019 External Advisor Survey and 2017 Internal Satisfaction survey; Promoters rank satisfaction 9 or 10 on a scale of 1-10; detractors 50 are 6 or lower. Net promoters are promoters minus detractors.

EXTERNAL ADVISOR SURVEY IF YOU WERE UNABLE TO CONTINUE WORKING WITH YOUR CURRENT FIRM, WHICH OTHER BROKER/DEALERS WOULD YOU CONSIDER JOINING? % of advisors who would consider working for a given firm 55% 35% <24% Raymond James Next Competitor All Others Source: RJ 2019 External Advisor Survey 51 Note: Percentages are based on removal of affiliated firm (self-selected), resulting in different denominators.

NEW JOIN ADVISOR SURVEY OF THESE CHARACTERISTICS, WHICH WOULD YOU SAY WERE MOST IMPORTANT IN YOUR EVALUATION OF RAYMOND JAMES AND OTHER FIRMS? (IMPORTANT / VERY IMPORTANT) Survey conducted in Fall 2018 and Spring 2019 to new advisors who transitioned to Raymond James from another firm in the last six months. 52 Information reflects RJA and ICD advisors.

TRENDS AND OPPORTUNITIES Fiduciary Trends Client Demographics Market Uncertainty Client Preferences 53

Q&A Scott Curtis President, Private Client Group 54

FIXED INCOME & PUBLIC FINANCE John Carson President, Raymond James Financial 55

FIXED INCOME

THE FIXED INCOME DIVISION INCLUDES FIXED INCOME SALES & TRADING, PUBLIC FINANCE / DEBT INVESTMENT BANKING, AND RESEARCH AND STRATEGIES.

Fixed Income Capital Markets

Business Overview
- ~195 institutional salespersons and ~130 trading professionals in ~35 locations
- Research & Strategies: ~50 experts providing industry-leading research on both taxable and tax-exempt fixed income products

Principal Business Drivers
- Yield curve
- Real yields
- Volatility
- Bank loan demand

Public Finance / Debt Investment Banking

Business Overview
- ~70 senior bankers and ~30 locations throughout the country

Principal Business Drivers
- Tax and regulatory policy
- Political stability

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RAYMOND JAMES

OPERATING MODEL THE FIXED INCOME OPERATING MODEL IS HIGHLY CONSERVATIVE AND CLIENT-FOCUSED Intellectual Capital as a Core Asset Client First, High-Grade Distribution Product Focused Franchise Model Prudent Risk Full-Service Management Platform 57

FIXED INCOME NET REVENUES NET REVENUES ($ MILLIONS) $461 $405 $402 $329 $342* $171 FY 2015 FY 2016 FY 2017 FY 2018 FYTD 19 * First six months of fiscal 2019, annualized. 58

FIXED INCOME SALES AND TRADING THE FIXED INCOME SALES AND TRADING BUSINESS IS PRIMARILY DRIVEN BY TWO BROADLY-DEFINED CLIENT SEGMENTS – DEPOSITORIES AND NON-DEPOSITORIES – WHICH HAVE DISTINCT CHARACTERISTICS. CLIENT BASE PRODUCTS DRIVERS • Interest Rates / Yield Curve Depositories Primarily MBS • Loan growth (inverse relationship) (49%*) and Governments • Volatility Fixed Income Sales and Trading Non- • Interest Rates / Yield Curve Depositories: Primarily Investment • Public infrastructure investment / Municipals and Managers and financing Corporates Insurance Cos. (51%*) • Volatility * Approximate percentage of total institutional fixed income brokerage (based on Q1 and Q2 FY 2019). 59

FIXED INCOME SALES AND TRADING 60

FIXED INCOME INVENTORY THE FIXED INCOME BROKERAGE BUSINESS IS SUPPORTED BY RELATIVELY HIGH QUALITY / LOW RISK INVENTORY. . . TOTAL RJF FIXED INCOME INVENTORY Commentary (as of 3/31/2019) $780 million Non-agency CMOs and ABS, 11% • Typically, ~98.5% of inventory is investment grade, of which ~50% is Municipals, triple-A 34% Agency MBS and CMOs, • Disciplined risk management with 21% conservative aging limits and very high inventory turnover Government / Agency, 17% Corporate, 17% 61

PUBLIC FINANCE / DEBT INVESTMENT BANKING THE DEBT INVESTMENT BANKING PLATFORM INCLUDES PUBLIC FINANCE AND SIX SPECIALTY GROUPS 62

PUBLIC FINANCE / DEBT INVESTMENT BANKING INVESTMENT BANKING REVENUES ($ MILLIONS) Commentary $96 • Historically low rates $87 $84 $78* $76 • Political uncertainty • Elimination of SALT deduction $39 • Lowered corporate tax rates • Elimination of advance FY 2015 FY 2016 FY 2017 FY 2018 FYTD 19 refundings * First six months of fiscal 2019, annualized. 63

PUBLIC FINANCE OVERVIEW NATIONAL PRESENCE BY THE NUMBERS: 169 Public Finance professionals Office locations nationwide 31 (LA, Austin, Honolulu, Denver, KC) Institutional Fixed Income sales 330+ and trading professionals ~7,900 PCG Financial advisors AREAS OF EXPERTISE: • General Obligation • Non-Ad Valorem Revenues • Utilities • Taxable Financings • Water and Sewer • Healthcare • Public Power • Housing • Privatized Student Housing • POBs/OPEB • School Districts • Higher Education Raymond James Public Finance is • Special Districts • Successor Agencies consistently ranked as a Top 10 senior • Transportation and Aviation • Tobacco Securitization managing underwriter nationally* *Source: Bloomberg, based on total par amount (2014-2018) 64

PUBLIC FINANCE

Raymond James consistently ranks as a **top national underwriter** of negotiated long-term new issues

2016

11th RANKED UNDERWRITER

National Negotiated New Issues Full to Book (Equal if Joint) Year Ended 2016			
Rank	Underwriter	Par Amount (US$ mil)	No. of Issues
1	Bank of America Merrill Lynch	44,855	272
2	Citi	36,387	238
3	JP Morgan	29,686	192
4	Morgan Stanley	25,216	177
5	RBC Capital Markets	22,417	578
6	Wells Fargo	18,338	169
7	Stifel	17,258	691
8	Goldman Sachs	15,703	67
9	Barclays	15,548	93
10	Piper Jaffray & Co	14,083	469
11	***Raymond James***	***13,500***	***399***
12	Samuel A Ramirez & Co Inc	6,818	29
13	Jefferies	5,225	40
14	Ziegler Cos Inc/The	4,642	80
15	Siebert Cisneros Shank & Co LLC	4,636	28

2017

11th RANKED UNDERWRITER

National Negotiated New Issues Full to Book (Equal if Joint) Year Ended 2017			
Rank	Underwriter	Par Amount (US$ mil)	No. of Issues
1	Bank of America Merrill Lynch	41,868	230
2	Citi	35,687	267
3	JP Morgan	27,668	162
4	RBC Capital Markets	24,963	466
5	Goldman Sachs	23,053	76
6	Morgan Stanley	21,139	156
7	Stifel	17,876	685
8	Barclays	14,211	97
9	Wells Fargo	13,434	123
10	Piper Jaffray & Co	12,503	322
11	***Raymond James & Associates***	***11,991***	***368***
12	Jefferies	8,982	48
13	Siebert Cisneros Shank & Co LLC	6,797	31
14	Loop Capital Markets LLC	6,015	13
15	DA Davidson	4,521	314

2018

8th RANKED UNDERWRITER

National Negotiated New Issues Full to Book (Equal if Joint) Year Ended 2018			
Rank	Underwriter	Par Amount (US$ mil)	No. of Issues
1	Bank of America Merrill Lynch	35,304	214
2	Citi	26,498	173
3	JP Morgan	25,808	149
4	RBC Capital Markets	20,440	345
5	Morgan Stanley	16,683	96
6	Goldman Sachs	12,358	52
7	Wells Fargo	10,691	131
8	***Raymond James & Associates***	***10,338***	***252***
9	Stifel	9,956	488
10	Jefferies	9,886	44
11	Piper Jaffray & Co	9,688	233
12	Barclays	6,809	76
13	Siebert Cisneros Shank & Co LLC	5,522	36
14	Samuel A Ramirez & Co Inc	5,227	29
15	Loop Capital Markets LLC	3,607	21

Source: Bloomberg

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RAYMOND JAMES

STRATEGIC GROWTH INITIATIVES Fortify Strengths in Core Businesses Diversify Revenue Base of Fixed Income Sales and Trading (e.g. corporates, CRA) Expand Public Finance Penetration in Higher-Issuance Geographies and Higher-Margin Specialty Lines 66

OUTLOOK Continued regulatory/political uncertainty Flat yield curve & low long-term rates 67

Q&A John Carson President, Raymond James Financial 68

RAYMOND JAMES TECHNOLOGY PLATFORMS Vin Campagnoli Chief Information Officer, Raymond James Financial 69

TECHNOLOGY STRATEGY Approach Objectives . “Built from the mind of the . Attract and retain Advisor” financial advisors . Develop leading capabilities . Help advisors increase that are: their productivity through o Simple and easy-to-use efficiencies and o Customizable deepening client o Fast and secure relationships . Offer client-focused tools that . Protect the firm, advisors enable automation, and their clients aggregation and mobile connectivity . Invest heavily in infrastructure and stability 70

TECHNOLOGY PLATFORMS

ADVISOR MOBILE
Award winning mobile app that provides instant access to key client & account information from wherever you are.

CLIENT ACCESS
Desktop & mobile app for clients to easily access their RJ accounts, monitor goals, pay bills, connect with their advisor & more.

CLIENT CENTER & RJ CRM
Integrated, customizable & centralized advisor desktop that provides seamless access to all client & account information, trading, reporting, CRM, documents & more.

CLIENT REPORTING
Efficient, intuitive reporting tool designed to easily create custom, attractive client reports & packages within minutes.

INFORMATION SECURITY
Non-stop monitoring and advanced cyber protection for advisors and their clients.

PORTFOLIO MANAGEMENT
Construct, manage, compare & analyze custom portfolios all-in-one place to create a scalabe & repeatable investment management process.

PRODUCT CATALOG
An integrated product research tool offering the ability to search, screen and compare, combining 21 different data sources, including Morningstar & RJ specific research.

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RAYMOND JAMES

TECHNOLOGY PLATFORMS Advisor Mobile – Andy DePasquale, Vice President Client Access – Neil Deakin, Vice President & Luis Pineda, Director Client Center & RJ CRM – Kimberly Tays, Vice President Presented by: Client Reporting – Brian LaPierre, Vice President Information Security – Andy Zolper, CISO Product Catalog & Portfolio Management – Kevin Adams, Senior Vice President

Advisor Mobile The app that allows you to take your office with you. Serve clients from Anywhere — Even here.

ADVISOR MOBILE VOICE TO TEXT Easily capture information within the app. RUN & PRINT REPORTS Run or print any Custom or Firm Defined Package or Report while on the go. RJ CRM INTEGRATION Enter notes, create appointments and assign tasks. 74

Client Access A dynamic resource that keeps clients connected from virtually anywhere Tech for your clients.

CLIENT ACCESS VIEW ACCOUNT DETAILS, TRANSFER FUNDS & PAY BILLS Tailor their account views to access their investment information and easily complete fund transactions. PLAN & MONITOR GOALS Clients can track the status of their finanicial plan, see how changes may impact it and stay engaged in their long-term goals. FILE SHARING & STORAGE Secure space to store important documents and support advisor-client collaboration. 76

Client Center & RJ CRM An integrated platform of 30+ applications, built to suit your needs. Your hub.

CLIENT CENTER & RJ CRM ADVISOR MOBILE, CLIENT CENTER & OUTLOOK INTEGRATION Conveniently capture and view CRM activities. TOUCHPOINT MANAGEMENT & WORKFLOWS Automate your key tasks so you never miss a beat. ANALYZE HOLDINGS & INITIATE TRADES View account holdings and place trades, all in one place. 78

Client Reporting Custom reporting that strengthens client reviews. There’s a report for that.

CLIENT REPORTING PACKAGES Create custom report packages from simple to complex to meet clients’ needs. DOCUMENT RETENTION & VAULT Use the Vault and ‘Mark as Delivered’ feature to support your compliance and supervision obligations. SCHEDULING Reports can be automatically generated for selected clients per schedule. 80

Information Security Cyber protection for advisors and their clients. Your security. Our priority.

INFORMATION SECURITY • State of the art defenses. • 24/7/365 cyber threat monitoring. • Cyber advisory services for advisors. • Security awareness resources for clients. • Secure collaboration tools for advisors and clients. 82

Portfolio Management Construct and analyze your own custom investment portfolios. Analyze your portfolios.

PORTFOLIO MANAGEMENT CONSTRUCT Create custom asset class & product allocations. MONITOR Evaluate accounts that have drifted outside set tolerances. ANALYZE Run in-depth analytics for relationships, accounts or new investment portfolios. 84

Product Catalog Central location for research and product monitoring. What’s in your investment lineup?

PRODUCT CATALOG PRODUCT SCREENER Refine your search with attributes such as sector, rating or annual dividend. PRODUCT COMPARE View performance & analytics side by side. PRODUCT LISTS Create custom product lists to manage your investment lineups. INTEGRATION Consolidates 21 data sources (including Morningstar, Thompson Reuters, ICE and RJ Research) into one application. 86

IN PROGRESS: TECHNOLOGY PLATFORM DEMOS Webcast will resume at approximately 11:30am ET 87

RAYMOND JAMES BANK Steve Raney President & CEO, Raymond James Bank 88

BUSINESS MODEL RJ Bank Conservative Credit (as of March 31, 2019) Standards  ~$25 billion in Total Assets  Stable, low cost source of deposits Serve Financial Prudent Financial / Flexible deposit base and capital base Advisors, Retail &  Capital Management Institutional Clients  Synergies with Private Client Group and Capital Markets segments  Diversified loan portfolio with $20.1 billion outstanding as of 2Q FY 2019, representing 11% year-over-year growth  Excellent credit-metrics: Strong Internal Sustainable,  Criticized loans down to 1.21%* Controls / Regulatory Profitable Growth Compliance  Nonperforming assets down to 0.25% * Based on Net Loans. Criticized loans represent the loan balances for all loans in the Special Mention, Substandard, Doubtful, and Loss classifications as 89 utilized by the banking regulators. Note: RJ Bank does not have any loan balances within the Loss classification as these loans are considered uncollectable and are charged-off prior to assignment to this classification.

RAYMOND JAMES BANK NET REVENUES ($ MILLIONS) PRE-TAX INCOME ($ MILLIONS) Net Interest Margin 3.25% 3.22% 3.30% 3.07% 3.10% 2.98% 3.04% 13% 5-YR CAGR 492 492* 830* 409 727 593 337 279 494 268 414 243 347 352 246 415 FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FYTD 19 FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FYTD 19 5-Year CAGR for period FY 2013 – FY 2018; Charts not to scale. 90 * First six months of fiscal 2019, annualized

RAYMOND JAMES BANK NET LOANS ($ MILLIONS) 17% 5-YR CAGR * 19,518 20,135 17,007 15,211 12,988 10,964 8,821 FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FYTD 19 5-year CAGR for period FY 2013 – FY 2018. 91 *FYTD 19 is as of March 31, 2019.

TARGETED LENDING STRATEGY FOCUSED ON CORPORATE, COMMERCIAL REAL ESTATE AND LOANS TO PCG CLIENTS Corporate (C&I) & Commercial Real Estate Securities Based Lending and Residential Mortgages Tax-Exempt (CRE) Other PCG Typically target: Typically target: Typically target: Typically target: • Institutional / Capital Markets • Institutional / Capital Markets • Private Client Group clients • Private Client Group clients clients clients • High credit quality / strong • Flexible, LIBOR-based line of • Relatively mature industries • REITs and stabilized properties – payment histories credit used for non-purpose • Near investment grade ratings limited exposure to construction / • Well collateralized loans lending • EBITDA greater than $25 - $50 development • No Alt. A / subprime / negative • Collateralized by assets in million • Project finance loans are well amortizing mortgages brokerage accounts • No mezzanine lending collateralized and provided to • Mostly floating rate facilities experienced borrowers with good Structured Lending: • Target debt service coverage of at repayment histories • High Net Worth/Ultra-High Net least 1.25x Worth Private Client Group clients Tax-Exempt Lending: • Public Finance clients • Investment grade ratings • Generally secured by pledge of revenues or taxes 92

RAYMOND JAMES BANK LOAN COMPOSITION YEAR-OVER-YEAR GROWTH RATES (% OF TOTAL LOANS, 2Q FY 2019) Total Loan 10.9% Portfolio Net Loans = Tax-Exempt Loans Held for Loans, 6% Sale, 1% $20.1B Commercial and Industrial 8.6% SBL and Other, 15% Commercial 5.0% Commercial and Real Estate Industrial, 41% Residential 18.5% Mortgages Residential Mortgages, 20% PCG Focus Securities Based Loans 15.4% & Other Commercial Real Estate, 17% Tax-Exempt Loans 9.5% 93

KEY CREDIT TRENDS PROVISION EXPENSE NET CHARGE OFFS ($ MILLIONS) ($ MILLIONS) 20.7 28.2 23.6 13.3 20.5 21.0 7.7 5.0 13.6 13.0 1.7 3 2.6 -2.8 FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FYTD 19* FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FYTD 19* NONPERFORMING ASSETS ALLOWANCE FOR LOAN LOSSES (% OF TOTAL ASSETS) (% OF LOANS) 1.52% 0.99% 1.33% 1.32% 1.30% 1.11% 1.04% 1.08% 0.69% 0.50% 0.39% 0.21% 0.25% 0.12% FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FYTD 19** FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FYTD 19** Notes: Charts not to scale 94 *FYTD 19 includes first and second quarters of fiscal year 2019. **FYTD 19 as of quarter ended March 31, 2019

SECURITIES PORTFOLIO RJ BANK SECURITIES PORTFOLIO STRATEGY Current To increase the portfolio ~$1.5 billion per year to a total of approximately $6 billion portfolio by fiscal 2021 Plan (subject to change). • Currently decelerating growth for a period of time due to flat yield curve Focus on Credit To minimize credit risk, securities will all be agency-backed MBS and agency-backed CMOs with a targeted Risk average duration of ~3 years. Based on the flattening yield curve, incremental securities purchases would not currently result in Incremental meaningful incremental yield over net fees earned from third party banks in the Raymond James Bank Yield Deposit Program, assuming ~3-4 years of duration risk. Other Increases balance sheet liquidity and stable funding by adding agency-backed MBS/CMOs and FDIC- Benefits insured retail deposits to the balance sheet over the next five years. 95

INTEREST RATE RISK MANAGEMENT OVERVIEW Establish and maintain interest rate risk measuring system Formulate and execute strategies to manage interest rate risk (e.g. hedging strategies) Identify potential interest rate risk arising from existing or new products or activities Monitoring economic conditions and rate environment for adverse trends or opportunities Review validation and internal audit findings and take prompt remedial action Authorize Asset Liability Policy changes and exceptions 96

RAYMOND JAMES AVERAGE YIELD AVERAGE BALANCES AND YIELDS FYTD 18 FYTD 19 Average Average Average Average ($ billions) Balance Yield Balance Yield Cash $1.1 1.53% $1.4 2.40% Securities $2.4 1.99% $2.9 2.43% C&I $7.6 4.14% $8.2 4.76% CRE $3.2 4.05% $3.4 4.73% Residential Mortgage $3.3 3.09% $4.0 3.33% SBL & Other $2.6 3.96% $3.1 4.71% Tax-Exempt $1.1 3.39% $1.3 3.34% CRE Construction $0.2 5.00% $0.2 5.70% Loans Held for Sale $0.1 3.75% $0.1 4.26% Total $18.1 3.86% $20.2 4.38% 97 Notes: FYTD 18 and FYTD 19 as of fiscal second quarter.

RAYMOND JAMES BANK DURATION PROFILE DURATION PROFILE (AS OF MARCH 31, 2019) Weighted Duration Average Life ($ billions) Balance (years) (years) Cash $1.5 - - Securities $2.9 2.3 2.9 C&I Loans $8.3 0.1 2.3 CRE Loans* $3.6 0.1 2.5 Residential Mortgages $4.0 2.8 5.0 SBL and Other $3.0 0.1 3.0 Tax-Exempt $1.3 4.8 6.8 Total $24.6 1.0 3.0 *Includes CRE construction loans and CRE loans. 98

OUTLOOK Continued growth in loan portfolio with focus on expanding synergies with PCG and Capital Markets Resilient net interest margins, assuming current short- term rates 99

Q&A Steve Raney President & CEO, Raymond James Bank 100

FINANCIAL REVIEW Jeff Julien Chief Financial Officer, Raymond James Financial 101

TRACK RECORD OF PROFITABLE GROWTH NET REVENUES ($ MILLIONS) 10.2% 5-YR 7,580* CAGR 7,274 6,371 5,204 5,405 74% 74% 4,862 Net Revenues* 4,488 69% 66% 64% 61% 3,790 Recurring 56% Revenues** (%) FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FYTD 19 Annual 17.9% 8.3% 7.0% 3.9% 17.9% 14.2% Growth 5-year CAGR for period FY 2013 – FY 2018 102 * First six months of fiscal 2019, annualized ** Includes asset management and related administrative fees, asset-based brokerage revenues, interest income, and RJBDP fees (as % of net revenues)

TRACK RECORD OF PROFITABLE GROWTH PRE-TAX INCOME – GAAP ($ MILLIONS) 18.0% 17.9% 15.4% 15.3% Pre-Tax Margin* 14.8% 14.5% (GAAP) 12.6% 18.4% 5-YR 1,311 1,358** CAGR 925 801 748 798 564 Pre-Tax Income 679 (GAAP) FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FYTD 19 Annual 19.5% 32.6% 6.7% 0.4% 15.5% 41.7% Growth 5-year CAGR for period FY 2013 – FY 2018 103 * Based on net revenues ** First six months of fiscal 2019, annualized

TRACK RECORD OF PROFITABLE GROWTH ADJUSTED PRE-TAX INCOME* – NON-GAAP ($ MILLIONS) 17.6% 18.1% 18.3% Adjusted 15.9% ** 15.4% Pre-Tax Margin 14.4% 15.3% (Non-GAAP) 15.3% 1,388*** 5-YR 1,315 CAGR 1,119 861 748 798 644 Adjusted Pre-Tax Income 694 (Non-GAAP) FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FYTD 19 Annual Growth 20.9% 16.1% 6.7% 7.9% 30.0% 17.5% 5-year CAGR for period FY 2013 – FY 2018 * Adjusted Pre-Tax Margin and Adjusted Pre-Tax Income are non-GAAP financial measures. Please see the schedule of our non-GAAP information in the Appendix to this presentation for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for other important disclosures. There were no non-GAAP adjustments in FY 2014 & FY 2015. 104 ** Based on net revenues. *** First six months of fiscal 2019, annualized.

TRACK RECORD OF PROFITABLE GROWTH NET REVENUES BY CORE SEGMENT ($ MILLIONS) 5,093 4,422 NET REVENUES 5-YR CAGR 3,616 (FY 13 – FY 18) 3,508 3,280 Private Client Group 11.8% 2,919 2,627 Capital Markets 0.8% Asset Management 17.4% RJ Bank 15.9% 927 953 963 1,002 1,014 964 654 727 494 593 530 Consolidated RJF 10.2% 392 414 404 488 415 293 347 370 352 336 FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FYTD 19 PCG Capital Markets Asset Management RJ Bank Note: Historical figures may not tie perfectly to other financial reports due to accounting changes, etc. 105

TRACK RECORD OF PROFITABLE GROWTH PRE-TAX INCOME BY CORE SEGMENT ($ MILLIONS) 576 492 PRE-TAX INCOME 5-YR CAGR 409 (FY 13 – FY 18) 373 342 Private Client Group 20.2% 330 341 337 296 268 279 Capital Markets (2.3%) 243 246 230 235 Asset Management 19.6% 172 131 135 139 132 141 128 119 RJ Bank 12.9% 107 102 96 91 53 Consolidated RJF 18.4% FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FYTD 19 PCG Capital Markets Asset Management RJ Bank Note: Historical figures may not tie perfectly to other financial reports due to accounting changes, etc. 106

TRACK RECORD OF PROFITABLE GROWTH ANNUAL RETURN ON EQUITY 16.7% 16.0% 16.2% 14.5% 14.4% 12.0% 12.3% 12.1% 11.5% 12.2% 11.3% 10.6% FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FYTD 19 Annualized Adjusted-ROE* ROE *Adjusted return on equity is a non-GAAP financial measure. Please see the schedule of our non-GAAP information in the Appendix to this 107 presentation for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for other important disclosures. There were no non-GAAP adjustments in FY 2014 and FY 2015.

BALANCE SHEET HIGHLIGHTS as of March 31, 2019 Total Assets $38.2 billion Equity Attributable to RJF $6.4 billion RJF Corporate Debt $1.55 billion RJF Corporate Cash * $3.8 billion Shares Outstanding 140.4 million Book Value per Share $45.34 Leverage (Assets / RJF Equity) 6.0x Regulatory Leverage excl. RJ Bank 3.2x Requirement** Total Capital Ratio 25.3% 10% Tier 1 Leverage Ratio 15.1% 5% *Approximately $1.20 billion of our total March 31, 2018 cash and cash equivalents included cash on hand held at the parent, as well as parent cash 108 loaned to RJ&A. **To be considered well capitalized.

CONSERVATIVE CAPITAL MANAGEMENT

Dividends

- Quarterly dividend rate of $0.34 per share. Increased 36% year-over-year
- Target is typically 15-25% of earnings. In market downturns, the company strives to maintain its most recent dividend, if feasible.

Securities Repurchases

- Repurchased 6.7 million shares for $505 million in FYTD 19 (avg price ~$76); repurchased 401,000 shares for $36 million in FY 2018 (avg price ~$91). As of March 31, 2019, $458 million remaining of the $505 million authorization
- Historically, an opportunistic approach. Typically target stock repurchases when the price of RJF stock falls to relatively low price multiples and to purchase shares surrendered by employees as payment for option exercises.

Dividend Payout on EPS (GAAP)
Dividend Payout on Adjusted EPS**


17.7% 17.5%
16.8% 15.0%
31.3% 15.5%
15.3% 15.3%
19.4% 19.4%
17.0% 17.9%
20.1% 19.0%
18.8% 18.8%

	Q3 FY 2017	Q4 FY 2017	Q1 FY 2018	Q2 FY 2018	Q3 FY 2018	Q4 FY 2018	Q1 FY 2019	Q2 FY 2019
Dividend per Share*	$0.22	$0.22	$0.25	$0.25	$0.30	$0.30	$0.34	$0.34
Earnings per Diluted Share (GAAP)	$1.24	$1.31	$0.80	$1.63	$1.55	$1.76	$1.69	$1.81
Adjusted Earnings per Diluted Share**	$1.26	$1.47	$1.61	$1.63	$1.55	$1.68	$1.79	$1.81

Average Dividend Payout

EPS (GAAP) – 19.6%
Adjusted EPS** – 17.3%

*Timing of quarterly dividends based on payment date to shareholders

**Dividend Payout on Adjusted EPS and Adjusted Earnings per Diluted Share are a non-GAAP financial measure. Please see the schedule of our non-GAAP information in the Appendix to this presentation for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for other important disclosures.

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CLIENTS’ DOMESTIC CASH SWEEP BALANCES DOMESTIC CLIENT CASH SWEEP BALANCES* TO CLIENT PCG ASSETS UNDER ADMINISTRATION (%) 10.0% 9.5% 9.0% 8.5% 8.0% 7.8% Average 7.5% 7.0% 6.5% 6.0% ~6.0% 5.5% Oct-09 Apr-10 Oct-10 Apr-11 Oct-11 Apr-12 Oct-12 Apr-13 Oct-13 Apr-14 Oct-14 Apr-15 Oct-15 Apr-16 Oct-16 Apr-17 Oct-17 Apr-18 Oct-18 Jun-10 Jun-11 Jun-12 Jun-13 Jun-14 Jun-15 Jun-16 Jun-17 Jun-18 Mar-19 Feb-10 Feb-11 Feb-12 Feb-13 Feb-14 Feb-15 Feb-16 Feb-17 Feb-18 Feb-19 Dec-09 Aug-10 Dec-10 Aug-11 Dec-11 Aug-12 Dec-12 Aug-13 Dec-13 Aug-14 Dec-14 Aug-15 Dec-15 Aug-16 Dec-16 Aug-17 Dec-17 Aug-18 Dec-18 * Does not include cash held through non-money market mutual funds or cash equivalents, etc. Domestic retail business only. 110

CLIENTS' DOMESTIC CASH SWEEP BALANCES

CLIENTS' DOMESTIC CASH SWEEP BALANCES AND CORRESPONDING ASSETS (MARCH 31, 2019; $ BILLIONS)



CLIENTS' DOMESTIC CASH SWEEP BALANCES
($41.7)
CORRESPONDING ASSETS
Brokerage Client Cash / Client Interest Program ($2.3)
Raymond James Bank Deposit Program (RJBDP) ($35.4)
Money Market Mutual Funds ($4.0)
to Raymond James Bank ($21.0)
to unaffiliated banks ($14.3)
Client Margin Loans & Segregated Assets ($2.3¹)
Raymond James Bank's Earning Assets ($21.0³)
Off-Balance Sheet Assets Earning Fees ($18.3)
• Net Interest Income (NII) to PCG Segment
• NII to Raymond James Bank
• Account and Service Fees to PCG Segment²
• Account and Service Fees Mainly to PCG Segment

1. Client Margin Loans and Segregated assets of $2.3 billion reflect portion attributable to corresponding cash balances, the actual amount of these balances is larger and includes other items. 2. These Account and Service Fees from RJ Bank to PCG are eliminated in the consolidated financial statements. 3. Assets for RJ Bank were $25 billion; the ~$21 billion represents the estimated amount funded with client cash sweep balances (the other portion funded with capital, other borrowings, and other cash balances). Note: The diagram does not contain all of the firm's interest bearing assets and liabilities; instead, the diagram is intended to only illustrate those interest bearing assets and liabilities that are related to clients' domestic cash sweep balances; the numbers on this page are directional and may not tie perfectly to other financial reports; the numbers may not tie due to rounding.

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CLIENTS’ DOMESTIC CASH SWEEP BALANCES RJ BANK DEPOSIT PROGRAM (RJBDP) September 30, 2015 March 31, 2019 Federal Funds Target Rate 0%-0.25% 2.25%-2.50% RJBDP balances at third-party banks $18.5 billion $14.3 billion Net spread on RJBDP balances at third-party banks ~0.25% ~2.00% 112

CASH PLATFORM CHANGES Everyday Savings & Spending Strategic FDIC Cash-Based Money Market Other Insurance Interest Rates Funds Alternatives 113

AGGREGATE CASH

FDIC deposit insurance provides a maximum of $250,000 of coverage per depositor per bank. To provide our clients with additional combined FDIC insurance coverage, the Raymond James Bank Deposit Program ("RJBDP") sweeps client deposits into numerous deposit accounts with multiple banks, **providing up to $3 million in combined FDIC coverage for an individual account ($6 million for joint accounts)**. The RJBDP - Raymond James Bank Only provides clients with up to $250,000 for individual accounts ($500,000 for joint accounts).

Rates are based on the cumulative RJBDP and CIP cash balances in a client relationship (determined based on eligible Raymond James accounts that share a common address and/or the same taxpayer ID, as well as certain business and trust accounts). Compliant with ERISA regulations, the value of Qualified Plan assets are not included when determining cumulative account value. Premium rates for Qualified Plan accounts are based on the asset value of that individual account.

Relationship Cash Level*	Current Yield**	Annual Effective Rate**
$25,000,000 and above	1.50%	1.50%
$10,000,000 - $24,999,999.99	1.25%	1.25%
$5,000,000 - $9,999,999.99	1.05%	1.05%
$2,500,000 - $4,999,999.99	1.00%	1.00%
$1,000,000 - $2,499,999.99	0.85%	0.85%
$500,000 - $999,999.99	0.70%	0.70%
$250,000 - $499,999.99	0.60%	0.60%
$100,000 - $249,999.99	0.40%	0.40%
Under $100,000	0.30%	0.30%

* **Relationships with an asset value of $5 million or more receive a minimum rate of 1.00%, regardless of cash balance.**

** Rates effective 5/30/2019. Rates subject to change without notice.

Please note, these rates do NOT apply to clients with:

- Accounts opened through introducing financial firms for which Raymond James acts as a clearing agent (the Custody & Clearing Division, or CCD)
- Accounts for which Raymond James provides custody and execution services to the client's third-party investment adviser (the Investment Advisors Division, or IAD)

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INVESTMENTS ASSOCIATED WITH GROWTH Transition Assistance to Financial Advisors Retention Associated with Acquisitions New Branch/Branch Expansion Expenses Business Development Expenses 115

PRIVATE CLIENT GROUP FINANCIAL ADVISOR TRANSITION ASSISTANCE AND RETENTION COSTS Represents a 5% impact to the 3.86% PCG segment Impact to RJF’s 3.51% Compensation Ratio and 3.23% 3.51% 3.19% Pre-Tax Margin* 266** 246 255 166 175 Financial Advisor Retention and Transition 133 Assistance Amortization ($ millions)*** FY 2015 FY 2016 FY 2017 FY 2018 FYTD 19 *To net revenues 116 **First six months of fiscal 2019, annualized ***This is reflected in compensation expense on the income statement.

FINANCIAL TARGETS

	Pre-tax Margin*				Compensation Ratio*	Adjusted Return on Equity**
	Consolidated RJF**	Private Client Group	Capital Markets	Asset Management		
Previous Firm Target***	>18%	12.5%+	10%+	33%+	<66.5%	16-17%
Avg 4 qtrs ended 2Q FY19	18.1%	10.7%	11.5%	35.6%	65.6%	16.3%
New Firm Target******	>18%	12%+	10%+	35%+	<66.5%	16-17%

* On net revenues.
** Exclude non-GAAP items in relevant periods. Please see the schedule of our non-GAAP information in the Appendix to this presentation for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for other important disclosures.
*** Target given at the 2018 Analyst & Investor Day
**** These targets are operating targets that exclude any potential non-GAAP items. Achieving these targets could be impacted by various factors. The firm targets above are based on current market / interest rate environment.

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Q&A Jeff Julien Chief Financial Officer, Raymond James Financial 118

APPENDIX 119

PRESENTER BIOGRAPHIES 120

Paul Reilly Chairman & Chief Executive Officer Raymond James Financial Paul Reilly became chief executive officer of Raymond James Financial in May 2010, after joining the firm’s management team as president and CEO-designate in May 2009. He has served on the firm’s board of directors since 2006 and became Chairman of the board in 2017. From July 2007 to April 2009, he was executive chairman of Korn/Ferry International, a global provider of talent management solutions with more than 90 offices in 39 countries throughout North America, Latin America, Europe, the Middle East, Africa and Asia Pacific. Mr. Reilly began his tenure with the company as chairman and CEO in 2001. Prior to Korn/Ferry, he was CEO at KPMG International, a firm of more than 100,000 employees with annual revenues of $12 billion. Based in Amsterdam, he was responsible for the overall strategy and implementation of the firm's products, services and infrastructure on a global basis. Before being named CEO at KPMG, he ran the firm's financial services business and earlier had held senior management positions in its real estate consulting group. Mr. Reilly holds his Bachelor of Science degree and MBA from the University of Notre Dame and remains active with the school, serving on the Mendoza Graduate Alumni Board and the Business Advisory Council, and being recognized as a recipient of the Distinguished Alumnus Award in 2004-2005. In addition to his degrees, he earned the Certified Public Accountant designation. He is a financial services industry leader, serving on the board of the Financial Services Roundtable and as an executive committee member of SIFMA, and also is active in charitable causes, including involvement with the National Leadership Roundtable on Church Management, Our Lady of Divine Providence House of Prayer in Clearwater, Florida, the United Way Suncoast, and the American Heart Association’s Tampa Bay Heart Walk. 121

EXECUTIVE COMMITTEE BIOS Scott Curtis President Private Client Group Scott Curtis is president of Raymond James’ Private Client Group, leading the firm’s domestic wealth management businesses that include more than 7,000 employee and independent financial advisors and generate approximately 70% of overall firm revenues. Prior to his current role, he served as president of Raymond James Financial Services, directing the firm’s independent advisor business. From 2006 to 2012, Mr. Curtis was senior vice president of the Raymond James & Associates Private Client Group where he was responsible for leading multiple initiatives focused on revenue growth, efficiency enhancements, product development, risk mitigation and service improvement. He joined Raymond James in February 2003 as president of Raymond James Insurance Group, having spent the prior 13 years of his career with GE Financial Assurance in a variety of senior leadership roles, including as national sales director for packaged investment products and as president of the firm’s retail broker/dealer. Mr. Curtis earned a MBA degree from the Ross School of Business at the University of Michigan and received a BA in economics and English from Denison University. Mr. Curtis is a member of the firm’s Executive Committee, serves on the Board of Raymond James’ Canadian subsidiary RJ Limited, the Board of Raymond James Bank, is a Financial Services Institute Board member, and serves on the FINRA Membership Committee. Mr. Curtis is also a Board member of the Chi Chi Rodriguez Youth Foundation, and recently joined the United Way Suncoast Board of Directors. 122

EXECUTIVE COMMITTEE BIOS John Carson Jr. President Raymond James Financial John Carson is president of Raymond James Financial, Inc. and a member of the firm’s executive committee. He also serves as head of the Fixed Income and Public Finance divisions, as well as head of Corporate Development for RJF. Mr. Carson joined Raymond James in April 2012 when Morgan Keegan was acquired by Raymond James. He joined Morgan Keegan in the fixed income department in 1994 and became chief executive officer of Morgan Keegan & Company in 2008. He served on the ALCO and management committees of Regions Financial Corporation from 2007 to 2012. Mr. Carson began his career at Chase Manhattan Bank in New York and in Caracas, Venezuela, where he focused on correspondent banking and currency arbitrage. He subsequently joined Morgan Stanley & Co., where he traded repo, U.S. agency debt, and mortgage-backed securities in New York and Tokyo. He briefly worked for Security Pacific as director of agency trading in Los Angeles and subsequently U.S. dollar-denominated trading in Tokyo, before returning to Morgan Stanley to serve as manager of asset-backed products in Asia. Originally from La Jolla, California, Mr. Carson holds a Bachelor of Arts degree from Dartmouth College, with a double major in International Economics and History, and an MBA from Harvard Business School. He and his wife, Suki, have four sons. 123

EXECUTIVE COMMITTEE BIOS Vin Campagnoli Chief Information Officer Raymond James Financial A 30-year veteran of the financial services industry, Vin Campagnoli as CIO, is responsible for managing all aspects of technology across Raymond James’ businesses including the 1,300 technology associates in 4 major domestic locations. Under his leadership, for the seventh consecutive year, the firm received the Bank Insurance and Securities Association (BISA) Technology Innovation Award, which recognizes the firm’s commitment to technology-based solutions. The firm also received the Wealth Management Industry award for our Client Reporting application in 2016. Most recently, Vin was recognized as CIO of the Year in the public firm category at Tampa Bay Business Journal’s 2017 CIO of the Year event. Vin joined Raymond James in 2011 as senior vice president and head of PCG Technology Strategy and Development, where he worked to align the IT organization with the Private Client business to make it easier for advisors to work with Raymond James through technology solutions to support their practices. He was named chief information officer at Raymond James Financial in 2013. Prior to joining Raymond James, Vin was a senior technology leader for UBS Wealth Management Americas where he specialized in advisor and client technology. Before that, he held senior-level technology positions at both Morgan Stanley and Prudential/Wachovia Securities. Originally from Yonkers, New York, Vin received his degree in computer information systems from Iona College in New Rochelle, New York, and an MBA from Pace University in New York City. Currently he serves as a member of the RJFS Board of Directors, RJ Ltd Board of Directors and a rotating member of the RJ Executive Committee. Additionally, he serves as a member of the Board of Trustees for the Academy Prep Center of St. Petersburg and Co-Chair for the Chi Chi Academy Yearly Pro Am – Chi Chi Rodriquez Youth Foundation. 124

EXECUTIVE COMMITTEE BIOS Steve Raney President and CEO Raymond James Bank Steve Raney is the president and CEO of Raymond James Bank, a wholly-owned subsidiary of Raymond James Financial. Mr. Raney also serves as Chairman of Raymond James Trust Company and is one of the 13 members of Raymond James Financial’s Executive Committee. Prior to joining Raymond James Bank in 2006, he worked for Bank of America for 17 years serving as Tampa president and commercial banking executive for Central Florida. He also spent a year working at LCM Group, a Tampa-based investment and private equity firm. Mr. Raney is the past Chairman of the Board of Trustees of the Tampa Bay History Center and serves on the board of directors of Starting Right, Now, a program aimed at meeting the needs of the population of homeless high school students. He is one of the founding members of the Tampa Bay Chapter of the American Enterprise Institute, and he serves on the board of the Tampa Bay Partnership, the bay area’s economic development organization. Mr. Raney is a Tampa native and earned a bachelor’s degree in finance from the University of Florida and an MBA from the Hough Graduate School of Business at the University of Florida. He and his wife Natalie live in Tampa, and they have two sons. 125

EXECUTIVE COMMITTEE BIOS Jeffrey Julien Chief Finance Officer Executive Vice President, Finance Raymond James Financial In addition to his positions as executive vice president of finance and chief financial officer of Raymond James Financial, Inc., Jeff Julien serves as chairman of the board of Raymond James Bank. He also serves in a director capacity for many of the firm’s other subsidiaries. His responsibilities include managing all aspects of financial reporting, corporate taxation, cash management, and transaction cost analysis. He also oversees operations of Raymond James Bank and Raymond James Trust. Mr. Julien joined Raymond James in 1983 after working as CPA for Price Waterhouse (now PricewaterhouseCoopers) in Tampa, Florida. He became chief financial officer in 1987. Mr. Julien earned his bachelor’s degree in management science with a concentration in accounting from Duke University in 1978. 126

RAYMOND JAMES EXECUTIVE COMMITTEE James Bunn Paul Reilly Bella Loykhter Allaire Paul Allison President Global Equities Chairman & CEO EVP Technology & Operations Chairman & CEO & Investment Banking Raymond James Financial Raymond James & Associates Raymond James Limited Raymond James & Associates Jeff Dowdle Tash Elwyn John Carson Jr. Scott Curtis President President & CEO President President Asset Management Group Raymond James & Raymond James Financial Private Client Group Chief Administrative Officer Associates Raymond James Financial Jeffrey P. Julien Jodi Perry Steve Raney Jonathan Santelli CFO President President & CEO EVP and General Counsel EVP Finance Independent Contractor Division Raymond James Bank Raymond James Financial Raymond James Financial RJFS Jeffrey Trocin Vice Chairman Raymond James Financial 127

NON-GAAP INFORMATION 128

SCHEDULE OF NON-GAAP INFORMATION

	Six months ended March 31, 2019	Twelve months ended September 30, 2018	Twelve months ended September 30, 2017	Twelve months ended September 30, 2016	Twelve months ended September 30, 2013
	($ in millions, except share amounts)				
Net income (1)	$ 510	$ 857	$ 636	$ 529	$ 367
Total non-GAAP adjustments, net of tax (as detailed below)	15	108	132	39	52
Adjusted net income	$ 525	$ 965	$ 768	$ 568	$ 419
Pre-tax income (1)	$ 679	$ 1,311	$ 925	$ 801	$ 564
Pre-tax non-GAAP adjustments (as detailed below)	15	4	194	60	80
Adjusted pre-tax income	$ 694	$ 1,315	$ 1,119	$ 861	$ 644
Pre-tax margin on net revenues (2)	17.9%	18.0%	14.5%	14.8%	12.6%
Adjusted pre-tax margin on net revenues (2)	18.3%	18.1%	17.6%	15.9%	14.4%
Non-GAAP adjustments:					
Acquisition and disposition-related expenses (3)	$ 15	$ 4	$ 18	$ 40	$ 73
Losses on extinguishment of debt (4)	-	-	46	-	-
Jay Peak settlement (5)	-	-	130	20	-
RJF's share of RJES goodwill impairment expense (6)	-	-	-	-	5
RJES restructuring expense (7)	-	-	-	-	2
Sub-total pre-tax non-GAAP adjustments	15	4	194	60	80
Tax effect of non-GAAP adjustments	-	(1)	(62)	(21)	(28)
Impact of the Tax Act (9)	-	105	-	-	-
Non-GAAP adjustments, net of tax	$ 15	$ 108	$ 132	$ 39	$ 52
Earnings per common share:					
Basic	$ 3.58	$ 5.89	$ 4.43	$ 3.72	$ 2.64
Diluted	$ 3.51	$ 5.75	$ 4.33	$ 3.65	$ 2.58
Adjusted earnings per common share:					
Adjusted basic	$ 3.68	$ 6.63	$ 5.35	$ 4.01	$ 3.01
Adjusted diluted	$ 3.61	$ 6.47	$ 5.23	$ 3.93	$ 2.95
Weighted average common and common equivalent shares outstanting - diluted	145.4	148.9	146.7	144.5	140.5
Average equity (10)	$ 6,292	$ 5,949	$ 5,235	$ 4,696	$ 3,465
Adjusted average equity (10)	$ 6,302	$ 6,043	$ 5,310	$ 4,708	$ 3,484
Return on equity (11)	16.2%	14.4%	12.2%	11.3%	10.6%
Adjusted return on equity (11)	16.7%	16.0%	14.5%	12.1%	12.0%

(continued on next slide)

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SCHEDULE OF NON-GAAP INFORMATION (continued from prior slide) Footnote Explanations: 1. Excludes noncontrolling interests. 2. Computed by dividing the pre-tax income attributable to Raymond James Financial, Inc. (“RJF”) by net revenues for each respective period or, in the case of adjusted pre-tax margin on net revenues, computed by dividing adjusted pre-tax income attributable to RJF by net revenues for each respective period. 3. Acquisition and disposition-related expenses are associated with the December 2018 loss in our Capital Markets segment on the sale of our operations related to research, sales and trading of European Equities (Six months ended March 31, 2019) as well as our acquisition activities including Scout Investments and Reams Asset Management (fiscal years 2017 and 2018) as well as the U.S. Private Client Services unit of Deutsche Bank Wealth Management, MacDougall, MacDougall & MacTier, Inc., and Mummert & Company Corporate Finance GmbH (fiscal years 2016 and 2017) and our acquisition of Morgan Keegan and Albrecht & Associates (fiscal years 2012 and 2013). 4. Losses on extinguishment of debt include a make-whole premium and the acceleration of unamortized debt issuance costs associated with the early extinguishment of our 8.60% Senior Notes due 2019 (September 2017) and 6.90% Senior Notes due 2042 (March 2017), respectively. 5. Other expenses include legal expenses associated with the Jay Peak settlement. For further information see our Annual Report on Form 10-K for the year ended September 30, 2017 (available at www.sec.gov). 6. RJF’s share of the total goodwill impairment expense of $6.9 million recorded in the March 2013 quarter associated with our Raymond James European Securities, Inc. (“RJES”) reporting unit. The effect of this goodwill impairment expense on the pre-tax income attributable to RJF is $4.6 million as prior to April 2013, we did not own 100% of RJES. The portion of the impairment expense attributable to the noncontrolling interests is $2.3 million. 7. RJF’s restructuring expenses associated with our RJES operations. 8. The incremental interest expense incurred during the March 31, 2012 quarter on debt financings that occurred in March 2012, prior to and in anticipation of, the closing of the Morgan Keegan acquisition (2012). 9. The impact of the Tax Act includes the remeasurement of U.S. deferred tax assets at the lower enacted corporate tax rate and, to a lesser extent, a one-time transition tax on deemed repatriated earnings of foreign subsidiaries. 10. Computed by adding the total equity attributable to RJF as of each quarter-end date during the indicated year-to-date period to the beginning of the year total and dividing by five (or three in the case of six months ended 3/19). Adjusted average equity is computed by adjusting for the impact on average equity of the non-GAAP adjustments, as applicable for each respective period. 11. Computed by dividing annualized net income attributable to RJF by average equity for each respective period or, in the case of adjusted return on equity, computed by dividing annualized adjusted net income attributable to RJF by adjusted average equity for each respective period. 130

SCHEDULE OF NON-GAAP INFORMATION Three months ended March 31, 2019 ($ in millions, except share amounts) Net income (1) $ 261 Average equity (2) $ 6,255 Average tangible equity (2) $ 5,658 Annualized return on average equity (3) 16.7% Annualized return on average tangible equity (3) 18.5% Footnote Explanations: 1. Excludes noncontrolling interests. 2. Computed by adding the total equity attributable to RJF at the beginning and end of the indicated quarter and dividing by two. Average tangible equity is computed by adjusting average equity by excluding goodwill and intangibles, net of related deferred taxes, as applicable for each respective period. 3. Computed by dividing annualized net income attributable to RJF by average equity for each respective period or, in the case of return on average tangible equity, computed by dividing annualized net income attributable to RJF by average tangible equity for each respective period. 131

SCHEDULE OF NON-GAAP INFORMATION Three months ended December 31, 2018 September 30, 2018 December 31, 2017 September 30, 2017 June 30, 2017 ($ in millions, except share amounts) Net Income (1) $ 249 $ 263 $ 119 $ 193 $ 183 Non-GAAP adjustments: Acquisition and disposition-related expenses (2) 15 - 4 2 3 Losses on extinguishment of debt (3) - - - 37 - Jay Peak settlement (4) - - - - - Sub-total pre-tax non-GAAP adjustments 15 - 4 39 3 Tax effect of non-GAAP adjustments - - (1) (15) (1) Impact of the Tax Act (5) - (12) 117 - - Total non-GAAP adjustments, net of tax 15 (12) 120 24 2 Adjusted net income$ 264 $ 251 $ 239 $ 217 $ 185 Earnings per common share: Basic $ 1.73 $ 1.80 $ 0.82 $ 1.34 $ 1.27 Diluted $ 1.69 $ 1.76 $ 0.80 $ 1.31 $ 1.24 Adjusted earnings per common share: Adjusted basic $ 1.83 $ 1.72 $ 1.65 $ 1.51 $ 1.29 Adjusted diluted $ 1.79 $ 1.68 $ 1.61 $ 1.47 $ 1.26 Weighted average common and common equivalent shares outstanting - diluted 147.3 149.5 148.3 147.8 147.1 There were no non-gaap adjustments for the three months ended March 31, 2019, June 30, 2018 and March 31, 2018. (continued on next slide) 132

SCHEDULE OF NON-GAAP INFORMATION (continued from prior slide) Footnote Explanations: 1. Excludes noncontrolling interests. 2. Acquisition and disposition-related expenses in the three months ended December 31, 2018 includes a loss in our Capital Markets segment on the sale of our operations related to research, sales and trading of European equities. Acquisition and disposition-related expenses in prior periods are associated with our acquisition activities including Scout Investments and Reams Asset Management (fiscal years 2017 and 2018) as well as the U.S. Private Client Services unit of Deutsche Bank Wealth Management, MacDougall, MacDougall & MacTier, Inc., and Mummert & Company Corporate Finance GmbH (fiscal years 2016 and 2017). 3. Losses on extinguishment of debt include a make-whole premium and the acceleration of unamortized debt issuance costs associated with the early extinguishment of our 8.60% Senior Notes due 2019 (September 2017) and 6.90% Senior Notes due 2042 (March 2017), respectively. 4. Other expenses include legal expenses associated with the Jay Peak settlement. For further information see our Annual Report on Form 10-K for the year ended September 30, 2017 (available at www.sec.gov). 5. The impact of the Tax Act includes the remeasurement of U.S. deferred tax assets at the lower enacted corporate tax rate and, to a lesser extent, a one-time transition tax on deemed repatriated earnings of foreign subsidiaries. 133